SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2008

KINDER TRAVEL, INC.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Nevada	333-135689	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
20385 64th Avenue Langley, British Columbia Canada V2Y 1N5
(Address of principal executive offices)
(604) 514-1962
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2009, Dirk Holzhauer, the sole remaining Director of the Company’s Board of Directors (the “Board”), appointed Mr. Aaron Whiteman to join the Board to fill a vacancy created by the resignation, in September 2008, of the only other member of the Board. Mr. Whiteman accepted the appointment on April 10, 2009.

On April 13, 2009, the Board of Directors elected Mr. Aaron Whiteman as the Company’s President and Treasurer, Dr. John Savin as the Company’s Vice President, and Mr. Hyunho Jin as the Company’s Secretary. Mr. Whiteman, Dr. Savin, and Mr. Jin all accepted their respective appointments on April 13, 2009.

On April 13, 2009, Mr. Dirk Holzhauer, the Company’s incumbent President, Vice President, Treasurer and Secretary, resigned. The resignation did not involve any disagreement with the Company. Mr. Holzhauer will remain a Director of the Company.

Therefore, as a result of the above changes, the Company’s Officers and Directors are as follows:

Aaron Whiteman …………...…President, Treasurer & Director
John Savin …………………….Vice President
Hyunho Jin …………….............Secretary
Dirk Holzhauer ……………….Director

Management Biographies

Aaron Whiteman – Mr. Aaron Whiteman holds a Bachelors of Law Degree from Oxford University and an MBA from the London School of Economics.  Most recently, he served as a Vice President of Reliance Biotech, an Indian medical research company, responsible for business development and expansion into the European, Middle Eastern, and African regions.  Prior to that, from May 2002 through May 2007, Aaron Whiteman was a Vice President of Viranative AB, where he was responsible for promotion of the company’s products to strategic partners in the Sub-Saharan region. During his tenure, he successfully secured licensing agreements and commercial alliances with pharmaceutical giants Pharmacia (Upjohn), Astra Zeneca, and Glaxo Smith Kline.  He has also held various executive, board, and advisory positions in the telecommunications industry.

John Savin – Dr. Savin was the CEO of Physiomics plc, a cancer research and simulation company he founded in 2001, that was quoted on the London Alternative Investment Market in 2004. As the Company’s CEO, he created a multi-disciplinary R&D team, raised equity funding, marketed to major pharmaceutical and biotech companies in Europe and USA, developed sales pipelines, and established a global marketing and technology strategic alliance with Bayer AG. He left Physiomics in 2006 to found Wendover Technology which provides consulting services to the biotechnology industry. Wendover Technology services include investment reports, due diligence on mergers and acquisitions, strategic planning, project management, and negotiating licensing agreements. Prior to Physiomics, Dr Savin was a top-rated investment analyst in the pharmaceutical and biotech sector in London. He has also worked as a high-level consultant and has an industry background in international marketing of life science products and DNA diagnostics. Dr. Savin was awarded a Ph.D. in organic chemistry from Nottingham University and has an MBA with a distinction in international business and corporate strategy. He has been a director of various companies including Biotechconvergence, Wendover Technology, Zetagen and Greig Middleton & Co.

Hyunho Jin – Following 3 years of compulsory military service, Mr. Hyunho Jin attended Youngjin College in Seoul, Korea where he received a management diploma. He was hired by the Hansung office of BTM Services Corp., a management consulting company, where he was responsible for business development of their regional office. He held that position for two years before being moved, in May 2000, to the Bohun office, where he was responsible for international business development, specifically expansion into South East Asia.

Dirk Holzhauer – After completing two years of service in the German army, Mr. Holzhauer attended Werner-von-Siemenns-Berufskolleg in Cologne where he received a Bachelors Degree in Business Economics.  This was followed by several business ventures in Germany before he emigrated to Canada in 1996.  Since then he has served as an officer and director of both public and private companies in the United States and Canada, including his position as founding officer, director, and shareholder of Kinder Travel Inc. since 2005.  Mr. Holzhauer is a citizen of Germany and a resident of Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 14, 2009	Kinder Travel, Inc.

	By:	/s/ Aaron Whiteman
Name: Aaron Whiteman
Title: President